SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 15, 2000

                                   ----------


                          GT INTERACTIVE SOFTWARE CORP.
             (Exact name of registrant as specified in its charter)




       Delaware                           0-27338                13-3689915
(State or other jurisdiction of    (Commission file number)  (I.R.S. employer
incorporation or organization)                               identification no.)




   417 Fifth Avenue, New York, NY                                  10016
(Address of principal executive offices)                        (Zip code)

       Registrant's telephone number, including area code: (212) 726-6500

Item 5.  Other Events.

         On February 15, 2000, Infogrames Entertainment S.A. ("Infogrames"), the majority stockholder (through its wholly-owned subsidiary, California U.S. Holdings, Inc.) of the Registrant, entered into an agreement with First Union National Bank, as agent for a syndicate of banks (together, the "Banks"), pursuant to which Infogrames assumed the Banks' interest in the Registrant's credit facility (the "Old Credit Facility," and, as assumed by Infogrames and to be revised by agreement between Infogrames and the Registrant, the "New Credit Agreement"). The terms of the New Credit Agreement, which has not yet been executed by Infogrames and the Registrant, are intended to be substantially the same as the terms of the Old Credit Facility, except that (i) the maturity date has been extended from March 31, 2000 to June 30, 2000, (ii) the interest rate, which was the Prime Rate plus 1.0% or LIBOR plus 2.5% at the option of the Registrant, is now LIBOR plus 2.5%, (iii) a $250,000 amendment fee, which would have been payable to the Banks on March 31, 2000 unless the Old Credit Facility was refinanced by February 16, 2000, has been reduced to $125,000 and will now be payable to Infogrames, (iv) certain mandatory prepayment restrictions and operational covenants have been revised to be less restrictive and (v) revisions are expected to be made to provide alternative letter of credit facilities to the Registrant. Warrants to acquire 225,000 shares of the Registrant's common stock, par value $0.01 per share, issuable to the Banks on February 28, 2000 if the Old Credit Facility was not repaid prior to such date, have been issued to Infogrames.

         With respect to the action brought against the Registrant by Scavenger, Inc. ("Scavenger") previously described in the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, in an amended decision and order entered March 3, 2000, the Supreme Court, New York County granted partial summary judgment in favor of Scavenger in the amount of $1.9 million (prior to calculation of pre-judgment interest). The court ruled that the software development agreement between the Registrant and Scavenger was divisible and provided for payment for each game developed by Scavenger and accepted by the Registrant. The court found that the Registrant had accepted the games Amok and Scorcher and had excused the late performance by Scavenger in the delivery of Scorcher. On March 10, 2000, the Registrant noticed an appeal from this portion of the decision to the Appellate Division, First Department.

         In the same decision, the court denied Scavenger's motion for partial summary judgment on its claim seeking contract payments related to the games Into the Shadows and Mudkicker, finding that this claim had triable issues of fact. The court also denied Scavenger leave to amend its complaint to add claims for prima facie tort and fraud seeking damages of $100 million as well as punitive damages.

Item 7.  Exhibits

None.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GT INTERACTIVE SOFTWARE CORP.


Date:    March 14, 2000            By: /s/ Robert DeLaurentis
                                      ------------------------------
                                      Name: Robert DeLaurentis
                                      Title:   Chief Financial Officer (Acting)